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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
NovaStar Financial, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP

Kansas City, Missouri
December 4, 2001